Exhibit 99.1

Bayer HealthCare to Acquire Conceptus®

MOUNTAIN VIEW, Calif. and LEVERKUSEN, Germany, April 29, 2013 (GLOBE NEWSWIRE) — Conceptus, Inc. (Nasdaq:CPTS), developer of the Essure® procedure, the leading surgery-free permanent birth control method, announced today that Conceptus has signed a definitive merger agreement with Bayer HealthCare LLC, Leverkusen, Germany.

With this acquisition, Bayer will be able to offer a complete range of short-term, long-term and permanent contraceptive choices for women. Within the next ten business days, Bayer will launch a public tender offer to acquire all shares of common stock of Conceptus, Inc. The transaction values Conceptus, Inc. at approx. US$1.1 billion (approx. €852 million) representing US$31.00 per share in cash. Closing is subject to customary conditions, in particular anti-trust approval in the U.S., and is expected by mid-year 2013.

“Bayer is committed to augmenting its organic growth with strategic bolt-on acquisitions. The acquisition of Conceptus represents an excellent fit for our HealthCare business – specifically in the United States, the world’s most important health care market,” said Dr. Marijn Dekkers, CEO of Bayer AG.

“Both Bayer and Conceptus are focusing on innovative solutions to advance women’s healthcare. Essure® completes Bayer’s portfolio of long-acting intrauterine systems and short-acting oral contraceptives. Our experience in the field of gynecology combined with our sales and distribution expertise will help to further develop Conceptus’ business,” said Andreas Fibig, Member of the Bayer HealthCare Executive Committee and President of Bayer HealthCare Pharmaceuticals.

D. Keith Grossman, President and CEO of Conceptus, Inc., said, “Essure® has been well accepted in the market for more than ten years and demonstrated robust growth over this time. We believe that under Bayer’s ownership, the Essure® product will more rapidly become the standard of care in our established markets, and will benefit in new markets from Bayer’s global presence. Our customers and patients will benefit from this increased access to the benefits of Essure®.”

Conceptus’ flagship product is the Essure® procedure. Approved by the U.S. Food and Drug Administration in 2002, Essure® is the only surgery-free and hormone-free permanent birth control method that can be performed in the comfort of a physician’s office in less than 10 minutes without the risks associated with general anesthesia or tubal ligation. The Essure® procedure is 99.8% effective based on five years of follow up with zero pregnancies reported in clinical trials, making it one of the most effective permanent birth control options available. Over 700,000 women worldwide have undergone the procedure.

Conceptus, Inc. generated net sales of US$141 million (approx. €110 million) for its fiscal year 2012. Adjusted EBITDA for 2012 was $28.2 million (approx. €22.0 million). Headquartered in Mountain View, California, the company employs approx. 300 people.

Bayer: Science For A Better Life

Bayer is a global enterprise with core competencies in the fields of health care, agriculture and high-tech materials. As an innovation company, it sets trends in research-intensive areas. Bayer’s products and services are designed to benefit people and improve quality of life. At the same time, the Group aims to create value through innovation, growth and high earnings power. Bayer is committed to the principles of sustainable development and acts as a socially and ethically responsible corporate citizen. In fiscal 2012, the Group employed 110,500 people and had sales of €39.8 billion. Capital expenditures amounted to €2.0 billion, R&D expenses to €3.0 billion. For more information, please visit www.Bayer.com.

About Bayer HealthCare

The Bayer Group is a global enterprise with core competencies in the fields of health care, agriculture and high-tech materials. Bayer HealthCare, a subgroup of Bayer AG with annual sales of €18.6 billion (2012), is one of the world’s leading, innovative companies in the healthcare and medical products industry and is based in Leverkusen, Germany. The company combines the global activities of the Animal Health, Consumer Care, Medical Care and Pharmaceuticals divisions. Bayer HealthCare’s aim is to discover, develop, manufacture and market products that will improve human and animal health worldwide. Bayer HealthCare has a global workforce of 55,300 employees (Dec 31, 2012) and is represented in more than 100 countries. For more information, please visit www.healthcare.Bayer.com

About the Essure® Procedure

The Essure procedure, FDA approved since 2002, is the only surgery-free and hormone-free permanent birth control method that can be performed in the comfort of a physician’s office in less than 10 minutes (average hysteroscopic time) without the risks associated with general anesthesia or tubal ligation. Soft, flexible inserts are placed in a woman’s fallopian tubes through the cervix without incisions. Over the next three months, the body works with the inserts to form a natural barrier in the fallopian tubes to prevent sperm from reaching the egg. Three months after the Essure procedure, an Essure Confirmation Test is given to confirm that the inserts are in place and that the fallopian tubes are blocked, verifying that the patient can rely on Essure for permanent birth control.

The Essure procedure is 99.8% effective based on five years of follow up with zero pregnancies reported in clinical trials, making it the most effective permanent birth control available. Essure’s 10-year commercial data tracks closely with its five-year clinical results, and Essure has been proven and trusted by physicians since 2002. The Essure procedure is covered in the U.S. by most public and private insurance plans and over 700,000 women worldwide have undergone the procedure.

About Conceptus®, Inc.

Conceptus, Inc. is the global leader in the development and commercialization of innovative device-based solutions in permanent birth control. The Company manufactures and markets the Essure Permanent Birth Control System.

Please visit www.essure.com for more information on the Essure procedure. Patients may call the Essure Information Center at 1-877-ESSURE-1 with questions or to find a physician in their area.

Additional Information about the Transaction and Where to Find It

The tender offer has not yet commenced. This press release is not an offer to buy nor a solicitation of an offer to sell any securities of Conceptus, Inc. The solicitation and the offer to buy shares of Conceptus’ common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Bayer HealthCare LLC, a wholly-owned subsidiary of Bayer AG, and Evelyn Acquisition Company intend to file with the Securities and Exchange Commission (the “SEC”). In addition, Conceptus will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer and, if applicable, a proxy or information statement regarding the merger. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of Conceptus on Schedule 14D-9, the proxy or information statement, if applicable, and related materials with respect to the tender offer and the merger, free of charge at the website of the SEC at www.sec.gov, from the information agent named in the tender offer materials. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by Conceptus under the “Investors” section of Conceptus website at www.conceptus.com. Investors are advised to read these documents when they become available, including the Solicitation/Recommendation Statement of Conceptus and any amendments thereto, as well as any other documents relating to the tender offer and the merger that are filed with the SEC, carefully and in their entirety prior to making any decisions with respect to whether to tender their shares into the tender offer because they contain important information, including the terms and conditions of the tender offer.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document, other than purely historical information, including estimates, projections and statements relating to Conceptus’ and Bayer Healthcare’s respective business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements include the ability of Conceptus, Bayer HealthCare and Evelyn Acquisition Company to complete the transactions contemplated by the Agreement and Plan of Merger dated as of April 28, 2013 by and among Conceptus, Bayer HealthCare LLC and Evelyn Acquisition Company (the “Merger Agreement”), including the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. The forward-looking statements contained in this document are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the tender offer and the subsequent merger; uncertainties as to how many of Conceptus’ stockholders will tender their shares of common stock in the tender offer; the possibility that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the offer or the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the offer or the merger; the effects of disruption from the transactions on Conceptus’ business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that stockholder litigation in connection with the tender offer or the merger may result in significant costs of defense, indemnification and liability; other risks and uncertainties pertaining to the business of Conceptus, including: dependence on sales of the Essure System; dependence on recommendations and endorsements by physicians; the ability of Conceptus to compete effectively against new and well-established alternative procedures, products, and technologies; the possibility that Conceptus’ marketing and advertising may not be successful; the possible failure of Conceptus’ intellectual property rights to provide meaningful commercial protection for the Essure System; disruptions of Conceptus’ manufacturing, supply or distribution operations; claims that Conceptus’ products infringe the intellectual property rights of others; patent litigation to which Conceptus is a party; and other risks detailed in Conceptus’ public filings with the SEC from time to time, including Conceptus’ most recent Annual Report on Form 10-K for the year ended December 31, 2012 (as amended). The reader is cautioned not to unduly rely on these forward-looking statements. Bayer and Conceptus expressly disclaim any intent or obligation to update or revise publicly these forward-looking statements except as required by law.

© 2013 Conceptus, Inc.— All rights reserved.

Conceptus Investor Relations Contact:

Lynn Pieper

Westwicke Partners

Tel. (415) 202-5678

Email: lynn.pieper@westwicke.com

Conceptus Media and Public Relations Contact:

David Olmos

Waggener Edstrom

Tel. (323) 547-0572

Email; dolmos@waggeneredstrom.com

Bayer Investor and Public Relations Contacts:

Günter Forneck

Tel. +49 214 30-50446

Email: guenter.forneck@bayer.com

Astrid Kranz

Tel. +49 30 468 12057

Email: astrid.kranz@bayer.com